Exhibit 21.1

Subsidiaries of Hospira, Inc.

SUBSIDIARY NAME	STATE/COUNTRY INCORPORATED
DOMESTIC:
Hospira Worldwide, Inc.	Delaware
Hospira Fleet Services, LLC	Delaware
Hospira Puerto Rico, LLC	Delaware
Sorenson Research Co., Inc.	Utah
Oximetrix, Inc.	Delaware
INTERNATIONAL:
NORTH AMERICA
Hospira Ltd.	Bahamas
Hospira Holding Ltd.	Bahamas
Hospira Holdings de Costa Rica Ltd.	Bahamas
Hospira Healthcare Corporation	Canada
LATIN AMERICA
Hospira Produtos Hospitalares Limitada	Brazil
Hospira Chile Limitada	Chile
Hospira Limitada	Colombia
Hospira Holdings de Costa Rica Ltd.,	Costa Rica
Hospira Ltd., Domincan Republic Branch	Dominican Republic
Hospira, S. de R.L. de C.V.	Mexico
ASIA PACIFIC
Hospira Pty Limited	Australia
Hospira Limited	Hong Kong
Hospira Pte Limited	Singapore
Hospira Pte. Ltd., Taiwan Branch	Taiwan

EUROPE/MIDDLE EAST
Hospira Healthcare SPRL	Belgium
Hospira GmbH	Germany
Hospira Healthcare EPE	Greece
Hospira Ireland Limited (Resident)	Ireland
Hospira (non-Resident)	Ireland
Hospira S.p.A.	Italy
Hospira Enterprises B.V.	Netherlands
Hospira Healthcare B.V.	Netherlands
Hospira Latin America Holding S.L.	Spain
Hospira Productos Farmaceuticos y Hospitalarios, S.L.	Spain
Hospira Scandinavia AB	Sweden
Hospira GmbH	Switzerland
Hospira Limited	UK